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                                                                    Exhibit 10.1



            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 27, 1999 (this "Amendment"), is among GIBSON GREETINGS, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement described below (each a "Lender" and, collectively, the "Lenders") and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association formerly known as NBD Bank, N.A., as agent (in such capacity, the "Agent") for the Lenders.

                                  INTRODUCTION


         The Borrower, the Lenders, and the Agent have entered into the Amended and Restated Credit Agreement, dated as of May 11, 1999, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 27, 1999 (the "Credit Agreement"). The Company now desires that the Credit Agreement be further amended in certain respects, and the Lenders and the Agent are willing to so amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                   ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT


         Effective upon the date that the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement is amended as follows:

         1.1 The following definitions of the terms "Borrowing Base" and "Borrowing Base Certificate", respectively are added to Section 1.1 in alphabetical order:

         "Borrowing Base": as of any date, the sum of (a) an amount equal to 35% of the value of Eligible Accounts Receivable, plus (b) an amount equal to 15% of the value of Eligible Inventory, less (c) the face amount of any standby or commercial letters of credit then outstanding for the account of the Borrower, whether issued by Fifth Third Bank or otherwise.

         "Borrowing Base Certificate": for any date, an appropriately completed report as of such date in substantially the form of Exhibit H hereto, certified as true and correct as of such date by a duly authorized officer of the Borrower.

         1.2 The definition of the term "Commitment Amount" in Section 1.1 is amended and restated in full as follows:

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         "Commitment Amount": as of any date prior to the end of the Review
         Period and with respect to any Lender, the amount set forth below opposite each such Lender's name:

                   Lender                              Commitment Amount
                   ------                              -----------------

           Bank One, Indiana, National Association      $ 8,333,333.33

           Harris Trust and Savings Bank                $ 6,666,666.67

           Fifth Third Bank                             $ 5,000,000.00
                                                       ---------------

                                      Total             $20,000,000.00

         and, as of any date during the portion of the Commitment Period, if any, after the Review Period and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as all of the same may be adjusted from time to time pursuant to Sections 2.4 and 11.7(c).

         1.3 The definition of the term "Disposition" is amended and restated in full as follows:

         "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (a) the Stock of, or other equity interests of, any other Person, (b) any business, Operating Entity or division or segment thereof, or (c) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property shall be deemed to be in the ordinary course of business (i) if it is the sale, assignment, transfer or disposition of (1) all or substantially all of the Property of such Person, or (2) any Operating Entity, (ii) if the fair market value of the Property is in excess of $2,000,000, or (iii) to the extent that the aggregate fair market value of all sales, assignments, transfers and other dispositions of Property made by such Person within the same fiscal year which are individually equal to or less than $2,000,000, would exceed $10,000,000, and provided, further, that, notwithstanding anything to the contrary contained in this definition, (I) all sales of inventory (other than in connection with bulk transfers of Property in connection with a liquidation or similar disposition of the Property of such Person) shall be deemed to be in the ordinary course of business, and (II) any sale, assignment, transfer or other disposition of any obsolete tangible personal Property shall each be deemed to be in the ordinary course of business.

         1.4 The following definitions of the terms "Eligible Accounts Receivable" and "Eligible Inventory", respectively, are added to Section 1.1 in alphabetical order:

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         "Eligible Accounts Receivable": as of any date, those trade accounts receivable owned by the Borrower which are payable in Dollars and in which the Borrower has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreement, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Borrower in the ordinary course of business, (b) that is more than 90 days past due, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent for the benefit of the Lenders and the Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of the Borrower, (f) that has been classified by the Borrower as doubtful or has otherwise failed to meet established or customary credit standards of the Borrower, (g) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) and is not supported by a letter of credit issued to the Agent by a commercial bank, and in form and substance, acceptable to the Agent,
         (h) with respect to which any representation or warranty contained in
         Section 5.13 is incorrect at any time, (i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, (j) that is payable by any person as to which 50% or more of the aggregate amount of such accounts receivable payable by such person to the Borrower do not otherwise constitute Eligible Accounts Receivable, (k) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (n) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

         "Eligible Inventory": as of any date, that inventory owned by the Borrower that constitutes raw materials or finished goods in which the Borrower has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreement, valued at the lower of cost or market on a FIFO basis, but shall not include any such inventory (a) that does not constitute raw materials or finished goods readily salable or usable in the business of the

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                      Second Amendment to Credit Agreement
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         Borrower, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Lenders and the Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of the Borrower, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Lenders and the Agent to promptly exercise all rights of the Lenders and the Agent under the Security Documents, (g) if, after October 1, 1999, such inventory is located on premises not owned by the Borrower and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Agent to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Agent,
         (h) with respect to which any insurance proceeds are not payable to the Agent as a loss payee or are payable to any loss payee other than the Agent or the Borrower, or (i) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

         1.5 The definition of the term "Review Period" in Section 1.1 is amended and restated in full as follows:

         "Review Period": the period from and including the First Amendment Effective Date to and including September 27, 1999.

         1.6 The following sentence is added to the end of Section 2.1:

         Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the aggregate outstanding principal balance of all of the Loans at any time shall not exceed the amount of the Borrowing Base as shown on the latest Borrowing Base Certificate delivered under
         Section 7.7(i).

         1.7 The first sentence of Section 2.7 is amended and restated in full as follows:

                  To secure the payment when due of the Notes and all other obligations of the Borrower under this Agreement, the Notes and the other Loan Documents, on or before the First Amendment Effective Date, the Borrower, and each of its Domestic Subsidiaries, if any, shall execute and deliver a Security Agreement granting a first-priority, perfected security interest in all present and future accounts receivable, inventory and general intangibles, including without limitation, tax refunds and tax refund claims, of the Borrower and such Domestic Subsidiaries and all related assets as described in the Security Agreement.

         1.8 The following subpart (d) is added to Section 2.7:

                  (d) The Borrower agrees that if at any time any trade account receivable or any inventory of the Borrower fails to constitute Eligible Accounts

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                      Second Amendment to Credit Agreement
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         Receivable or Eligible Inventory, as the case may be, for any reason, the Agent may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Banks and the Agent in and to the same under the Security Agreement.

         1.9  The following subpart (iii) is added to Section 2.5(b):

              (iii) If at any time the aggregate outstanding principal amount of the Loans shall exceed the lesser of the Borrowing Base or the Aggregate Commitment Amount, the Borrower shall forthwith pay to the Banks, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Loans.

         1.10 Section 4.19 is added immediately following Section 4.18, as follows:

              4.19     Borrowing Base.

                  All trade accounts receivable and inventory of the Borrower represented or reported by the Borrower to be, or otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definitions thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

         1.11 Section 6.4 is added immediately following Section 6.3, as follows:

              6.4      Borrowing Base Certificate

              The Agent shall have received the Borrowing Base Certificate required pursuant to Section 7.7(i) as of the Borrowing Date.

         1.12 Subpart (i) of Section 7.7 is relabeled as subpart (j), and new subpart (i) is added to Section 7.7, as follows:

         (i) No later than the tenth Business Day following the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of such month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to (i) the aging, value, location, and other information relating to computing the Borrowing Base, (ii) the eligibility of any property or assets included in such computation, and (iii) the face amount and beneficiary of any outstanding letters of credit, certified as true and correct by the chief financial officer of the Borrower; and

         1.13 Exhibit H is added to the Credit Agreement in the form of Exhibit H attached hereto.

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                      Second Amendment to Credit Agreement
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                        ARTICLE 2. CONDITIONS PRECEDENT


         As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the Required Banks:

         2.1 This Amendment duly executed on behalf of the Borrower, the Agent and the Required Lenders.

         2.2 An amendment to the Security Agreement duly executed on behalf of the Borrower and completion of the other matters contemplated by Section 2.7 of the Credit Agreement, as amended by this Amendment.

         2.3 A Borrowing Base Certificate prepared as of the close of business on August 25, 1999, together with such other information as is required under
Section 7.7(i), as amended hereby.

         2.4 An incumbency certificate, and such documents evidencing necessary corporate action of the Borrower with respect to this Amendment and the transactions contemplated hereby as the Agent may request.

         2.5 Payment to each Lender executing this Amendment of a fee for this Amendment in the amount equal to one-quarter percent (1/4%) of the difference between such Lender's Commitment Amount for the Review Period pursuant to the First Amendment referenced above and such Lender's Commitment Amount for the Review Period pursuant to this Amendment, and payment to the Agent (for its own account) of such fees to which the Agent and the Borrower may agree in connection with this Amendment.

         2.6 Such other documents, and completion of such other matters, as the Agent and the Required Banks may reasonably request.


                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES


         In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants that:

         3.1 The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

         3.2 This Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

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                      Second Amendment to Credit Agreement
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         3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental or nongovernmental person or entity, including without limitation any creditor, stockholder or lessor of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

         3.4 Excluding the effect of the Known Default (as defined in the First Amendment referenced above), (a) after giving effect to the Amendments contained in Article 1 of this Amendment, the representations and warranties contained in
Section 4 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.


                            ARTICLE 4. MISCELLANEOUS


         4.1 If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default. Upon the occurrence of any such Event of Default, any other Event of Default (other than the Known Default) under the Credit Agreement and the other Loan Documents or the Commitment Termination Date (whether before, at or after the end of the Review Period), notwithstanding anything in this Amendment to the contrary, the Agent and the Lenders shall be entitled to exercise any and all rights and remedies available to the Agent and the Lenders under the Credit Agreement and the other Loan Documents and by law and the temporary waiver under
Article 2 of the First Amendment referenced above shall automatically be terminated and have no further force or effect.

         4.2 All references to the Credit Agreement in any document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

         4.3 Subject to the amendments herein provided and the other terms and conditions of this Amendment, the Credit Agreement shall in all respects continue in full force and effect.

         4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

         4.6 The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.


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                      Second Amendment to Credit Agreement
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         4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

         4.8 The Borrower hereby represents and warrants that it is aware of no claims or causes of action against the Agent, the Lenders or any of them. Notwithstanding such representation and warranty, and as further consideration for the agreements set forth in this Amendment, the Borrower, for itself and its successors and assigns, hereby releases the Agent and each Lender, and their respective officers, directors, employees, agents, attorneys, affiliates, subsidiaries, and successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof.

         4.9 Each party hereto, after consulting or having had the opportunity to consult with counsel, knowing, voluntarily, and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Amendment, or any agreement referenced herein or other related instrument or agreement, or any of the transactions contemplated by this Amendment, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by all of them.

         4.10 The Borrower agrees to execute any and all documents reasonably deemed necessary or appropriate by the Agent to carry out the intent of, and/or to implement, this Amendment.

         4.11 This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof. This Amendment is binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any of the provisions of this Amendment are in conflict with any applicable statute or rule or law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

         4.12 No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or any Lender's rights and remedies hereunder or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent and the Lenders under this Amendment or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Amendment or under any Loan


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                      Second Amendment to Credit Agreement
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Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders or by applicable law to the Agent and the Lenders may be exercised from time to time and as often as may be deemed expedient by the Agent and the Lenders.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.


                                        GIBSON GREETINGS, INC.


                                        By:  /s/ James T. Wilson
                                           ----------------------

                                           Its: CFO
                                               ------------------




                                        BANK ONE, INDIANA, NATIONAL ASSOCIATION, in its capacity as a Lender and in its capacity as the Agent


                                        By: /s/ Andrea E. Hosken
                                           ----------------------

                                           Its: Vice President
                                               ------------------


                                        HARRIS TRUST AND SAVINGS BANK


                                        By:
                                           ----------------------

                                           Its:
                                               ------------------


                                        FIFTH THIRD BANK


                                        By: /s/ David Gordley
                                           ----------------------
                                           Its: Vice President
                                               ------------------


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                      Second Amendment to Credit Agreement